EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-88049 and 333-124774) of Kennametal Inc. of our report dated June 23, 2006 relating to the financial statements and schedules of the Kennametal Retirement Income Savings Plan, which appears in this Form 11-K.

/s/ Schneider Downs & Co., Inc.

Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
June 28, 2006

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